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                                                                       EXHIBIT 5

         [LETTERHEAD OF KLEHR, HARRISON, HARVEY, BRANZBURG AND ELLERS]

                                 July 3, 1996



                                                                  (215) 568-6060



National Media Corporation
1700 Walnut Street
9th Floor
Philadelphia, PA 19103

Gentlemen:

     As counsel to National Media Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-3 (File No. 333-06007)(the Registration Statement as amended at the time it became effective being referred to as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering 2,300,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), comprised of (i) 2,000,000 shares of Common Stock to be sold by the Company (the "Shares") to the underwriters for whom J.P. Morgan & Co. and Tucker Anthony Incorporated are acting as representatives (collectively, the "Underwriters") and (ii) up to 300,000 shares of Common Stock (the "Optional Shares") which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any.
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National Media Corporation
July 3, 1996
Page 2

     In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Certificate of Incorporation and Bylaws, as amended through the date hereof;
(ii) minutes and resolutions of the Company's Board of Directors and stockholders; (iii) certificates issued by public officials; and (iv) such other documents and corporate records relating to the Company and the issuance and sale of the Shares and Optional Shares as we have deemed necessary as a basis for the opinion hereinafter set forth.

     In our examination of the foregoing documents, we have assumed: (i) the genuineness of all signatures on originals and certified copies of documents; and (ii) the authenticity of all documents submitted to us as originals as well as the conformity to the originals of all documents submitted to us as photostatic copies. As to any fact material to our opinion, we have relied, to the extent we deem such reliance proper, upon representations of officers of the Company.

     Based upon the foregoing, we are of the opinion that the Shares and the Optional Shares to be sold to the Underwriters, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non assessable.

     We are members of the Bar of the Supreme Court of Pennsylvania and do not opine as to the laws of any jurisdiction other than Pennsylvania and the General Corporation Law of the State of Delaware; provided, however, that no opinion is hereby rendered as to the state securities laws of either the Commonwealth of Pennsylvania or the State of Delaware. We hereby consent to the reference to our firm in the Registration Statement under the prospectus caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                      Very truly yours,


                                      /s/ Klehr, Harrision, Harvey, Branzburg
                                          and Ellers